Exhibit 77(q)(1)

Exhibits

(a)(1)   Plan of Liquidation and Dissolution of Series dated November 4, 2010 for ING Institutional Prime Money Market Fund - Filed herein.

(a)(2)   Plan of Liquidation and Dissolution of Series dated January 25, 2011 for ING Classic Money Market Fund – Filed herein.